UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 19, 2004

PHOTONIC PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation)

000-11668	22-2003247
(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 767-1901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2004 the Company entered into a definitive stock purchase agreement with Frank E. Montone to acquire all of the issued and outstanding stock of MRC Precision Metal Optics, Inc., a Florida corporation (“MRC”) and closed on such transaction on the same date.  MRC is principally engaged in the business of producing precision optics and assemblies principally for customers in the domestic and foreign commercial, aerospace and military markets.  A summary of the assets and liabilities of MRC is as follows:

Estimated fair values
Assets	$1,861,000
Liabilities	2,976,000

Stockholder’s Deficiency	$(1,115,000)

The purchase price for MRC’s stock was $525,000.00 plus earn-out payments of up to $300,000.00 payable over five years.  The purchase price was paid by the combination of a cash payment and the issuance of a note in the principal sum of $175,000 bearing interest at 6% per annum.  Mr. Montone also received an employment agreement and agreed to a covenant not to compete.  The Company intends to operate MRC as a subsidiary at MRC’s current facilities in Sarasota, Florida, with Mr. Montone remaining as the president of MRC.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

(i)  Report of Holtz Rubenstein Reminick LLP, Registered Independent Certified Public Accountants*

(ii)  Balance sheet of MRC as of December 31, 2003*

(iii)  Statement of Operations of MRC for the year Ended December 31, 2003*

(iv)  Statement of Cash Flows of MRC for the year Ended December 31, 2003*

(v)  Notes to Financial Statements*

(b) Pro Forma Financial Information:

(i)  Pro Forma Consolidated Balance sheet as of June 30, 2004 (unaudited)*

(ii)  Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2004*

(iii)  Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 (unaudited)*

(c) Exhibits:

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement between Photonic Products Group, Inc., MRC Precision Metal Optics and Frank E. Montone**
99.1	Press Release**

* To be filed by amendment as soon as reasonably practical hereafter and in any event within 71 days of the original due date of this Form.

** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTONIC PRODUCTS GROUP, INC.

Date:	October 25, 2004	By:	/s/ Daniel Lehrfeld
Daniel Lehrfeld
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement between Photonic Products Group, Inc., MRC Precision Metal Optics and Frank E. Montone**
99.1	Press Release